UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2021

BridgeBio Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Kipling Street Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 391-9740

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BBIO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective as of August 17, 2021, the Board of Directors (the “Board”) of BridgeBio Pharma, Inc. (the “Company”) increased the size of the Company’s Board from eleven to fourteen directors (the “Board Increase”). The Company effected the Board Increase pursuant to Article VI, Section 3 of the Company’s Amended and Restated Certificate of Incorporation and Article II, Section 2 of the Company’s Amended and Restated Bylaws.

Effective as of August 17, 2021, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Fred Hassan, Andrea Ellis and Douglas Dachille to the Board. Mr. Hassan and Mrs. Ellis will serve as Class II directors of the Company, to hold office until the date of the annual meeting of stockholders during the year ending December 31, 2024 or until their earlier death, resignation or removal, and Mr. Dachille will serve as a Class III director of the Company, to hold office until the date of the annual meeting of stockholders during the year ending December 31, 2022 or until his earlier death, resignation or removal. Mrs. Ellis has also been appointed as a member of the Audit Committee of the Board, replacing Ronald J. Daniels, who has resigned from the Audit Committee effective as of August 17, 2021.

Pursuant to the Company’s Director Compensation Policy, on August 17, 2021, the Board granted to each of Mr. Hassan, Mrs. Ellis and Mr. Dachille an option to purchase $1,200,000 of shares of the Company’s common stock at an exercise price equal to $49.54, the closing market price per share of the Company’s common stock on the Nasdaq Stock Market on the date of grant. The options will vest in three equal annual installments over a three-year period, subject to each director’s continued service on the Board.

Mr. Hassan, Mrs. Ellis and Mr. Dachille have each entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on June 25, 2019 and incorporated herein by reference.

Mr. Hassan, age 75, serves as Director of Warburg Pincus LLC, a global private equity investment institution which he joined in 2009. Previously, Mr. Hassan served as Chairman and Chief Executive Officer of Schering-Plough from 2003 to 2009. Before assuming these roles, from 2001 to 2003, Mr. Hassan was Chairman and Chief Executive Officer of Pharmacia Corporation, a company formed through the merger of Monsanto Company and Pharmacia & Upjohn, Inc. He joined Pharmacia & Upjohn, Inc. as Chief Executive Officer in 1997. Mr. Hassan has served as a director of Precigen, Inc. (Nasdaq: PGEN) since 2016 and Prometheus Biosciences, Inc. (Nasdaq: RXDX) since 2021. Previously, Mr. Hassan served as a director of Time Warner Inc. (now Warner Media, LLC) from October 2009 to June 2018 and as a director of Avon Products, Inc. from 1999 until 2013. He was Chairman of the Board of Bausch & Lomb from 2010 until its acquisition by Valeant Pharmaceuticals International, Inc. in 2013 and served on the board of Valeant Pharmaceuticals from 2013 to 2014. Mr. Hassan earned his bachelor’s degree in chemical engineering from the Imperial College of Science and Technology at the University of London and an M.B.A. from Harvard Business School.

Mrs. Ellis, age 35, has served as the Chief Financial Officer of Neutron Holdings, Inc. d/b/a Lime, an innovative transportation technology company that offers access to shared electric scooters, bikes and mopeds that is built on sustainability, since June 2020. From 2015 to 2020, Mrs. Ellis held numerous positions at Restaurant Brands International (RBI), the parent company of Burger King, Popeyes, Tim Hortons. Mrs. Ellis started her career at Goldman Sachs, working in Investment Banking from 2012 to 2015 and Equities Trading from 2007 to 2010. Mrs. Ellis earned her bachelor’s degree in biology from the University of Pennsylvania and an M.B.A. from Harvard Business School.

Mr. Dachille, age 57, served as Executive Vice President and Chief Investment Officer for American International Group, Inc. (“AIG”) (NYSE: AIG) from September 2015 to June 2021. Before assuming these roles at AIG, Mr. Dachille served as Chief Executive Officer of First Principles Capital Management, LLC (“First Principles”), an investment management firm, from September 2003 until its acquisition by AIG in September 2015. Prior to co-founding First Principles, he was President and Chief Operating Officer of Zurich Capital Markets. Mr. Dachille began his career at JPMorgan Chase, where he served as Global Head of Proprietary Trading and Co-Treasurer. Mr. Dachille earned his bachelor’s degree in a special joint program through Union University and Albany Medical College and an M.B.A. in finance from the University of Chicago.

There are no arrangements or understandings between Mr. Hassan, Mrs. Ellis and Mr. Dachille and any other persons pursuant to which Mr. Hassan, Mrs. Ellis and Mr. Dachille were appointed as members of the Board. There are also no family relationships between Mr. Hassan, Mrs. Ellis and Mr. Dachille, on the one hand, and any director or executive officer of the Company or any other person nominated or chosen by the Company to become a director or executive officer, on the other, and none has a direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosures.

On August 18, 2021, the Company issued a press release announcing the appointments of Mr. Hassan, Mrs. Ellis and Mr. Dachille to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 18, 2021

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BridgeBio Pharma, Inc.

Date: August 23, 2021	/s/ Brian C. Stephenson
Brian C. Stephenson Chief Financial Officer